Exhibit 23.1

  DONAHUE ASSOCIATES, LLC
 27 BEACH ROAD, SUITE CO5-A
   MONMOUTH BEACH, NJ.    07750
                        Phone: (732) 229-7723

Consent of Certified Public Accountants

DRS Inc.

We have reviewed the Form S-1 as of June 30, 2008 and our report on October 31, 2008 as of that date and consent to its issuance and our opinion.

/s/ Donahue Associates, LLC
Donahue Associates LLC
October 31, 2008